Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the captions "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-34001 and 811-6068) of AllianceBernstein Fixed-Income Shares, Inc.




/s/ERNST & YOUNG LLP


New York, New York
May 3, 2006